                                             Registration No. 33-
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                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          Registration Statement
                                   under
                        The Securities Act of 1933


                           SYBRON CHEMICALS INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


              Delaware                              51-0301280
      ------------------------        ------------------------------------
      (State of incorporation)        (I.R.S. Employer Identification No.)


        Birmingham Road, P.O. Box 66, Birmingham, New Jersey  08011
       --------------------------------------------------------------
       (Address of principal executive offices)             (Zip Code)



                            SYBRON CHEMICALS INC.
                            EXECUTIVE BONUS PLAN
                         ------------------------
                          (Full title of the plan)


                           Mr. Richard M. Klein
                   President and Chief Executive Officer
                           Sybron Chemicals Inc.
                        P.O. Box 66, Birmingham Road
                       Birmingham, New Jersey  08011
                  ---------------------------------------
                  (Name and address of agent for service)

                               (609) 893-1100
       -------------------------------------------------------------
       (Telephone number, including area code, of agent for service)


                                 Copies to:

                           David Gitlin, Esquire
                    Wolf, Block, Schorr and Solis-Cohen
                      Twelfth Floor Packard Building
                         15th and Chestnut Streets
                     Philadelphia, Pennsylvania  19102
                               (215) 977-2284

                      CALCULATION OF REGISTRATION FEE
                      -------------------------------

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
                           Proposed       Proposed
Title of    Amount         Maximum        Maximum
Securities  to be          Offering       Aggregate      Amount of
to be       Regis-         Price Per      Offering       Registration
Registered  tered (1)      Share (2)      Price          Fee
----------  ---------      ----------     ----------     -------------

Common      20,000         $11.56         $231,200       $100.00
Stock,
$0.01
par value

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)    Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of
       1933, as amended, represents the average of the high and low prices for the Common Stock as quoted on the NASDAQ National Market System on February 27, 1996.


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

                                  PART II
                                  -------

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
             --------------------------------------------------


Item 3.     Incorporation of Documents by Reference.
            ---------------------------------------

            The following documents filed by Sybron Chemicals Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

             1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

             2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

             3. The description of the Registrant's Common Stock, $0.01 par value (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed March 25, 1992 under Section 12 of the Exchange Act including all amendments or reports filed for the purposes of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.     Description of Securities.
            -------------------------

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.
            --------------------------------------

            Not applicable.



Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

            Under Section 145 of the Delaware General Corporation Law, as amended, the Registrant has the power to indemnify directors and officers under certain prescribed circumstances (including when ordered by a court or when authorized by a majority of disinterested directors, by independent legal counsel who is properly directed to make such a determination or by stockholders) and subject to certain limitations (including, unless otherwise determined by the proper court, when such officer or director is adjudged liable to the Registrant), against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative, or investigative, to which any of them is a party by reason of his being a director or officer of the Registrant if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions including when such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Pursuant to Article 10 of the Company's Certificate of Incorporation, the Directors of the Company shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Further, no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of Article 10 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

            Section 7.1 of the Company's By-Laws provides indemnification to directors and officers of the Company against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them, to the fullest extent now or hereafter permitted by law, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against them by reason of their performance as a director or officer of the Company, its parent or any of its subsidiaries, or in any other capacity on behalf of the Company, its parent or any of its subsidiaries.
Section 7.1 also permits The Board of Directors by resolution adopted in each specific instance to similarly indemnify any person other than a director or officer of the Corporation for liabilities incurred by them in connection with services rendered by them for or at the request of the Company, its parent or any of its subsidiaries. The provisions of Section


7.1 are applicable to all actions, suits or proceedings commenced after the adoption of Section 7.1, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director or officer of the Company or, as the case may be, its parent or subsidiaries and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for in Section 7.1 are not to be deemed exclusive of any other rights to which any director or officer of the Company may be entitled under the By-Laws, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

            Section 7.2 of the By-Laws provides that expenses (including attorney's fees) incurred by any officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, whether threatened, pending or completed, may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount if it shall ultimately be determined that they are not entitled to be indemnified by the Company as authorized by law.

            Section 7.3 of the By-Laws further permits The Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the Company would have the power to indemnify them against such liability under law.

            Paragraph 8 of the Senior Executive Employment Agreement between Dr. Richard M. Klein and the Company requires that Dr. Klein be indemnified in circumstances generally equivalent to those set forth in the Company's By-Laws.

            The Company has purchased directors' and officers' liability insurance.


Item 7.     Exemption from Registration Claimed.
            -----------------------------------

            Not applicable.









Item 8.     Exhibits.
            --------

            The following Exhibits are filed as part of this Registration
Statement:

  Exhibit No.
  ----------

       4         Sybron Chemicals Inc. Executive Bonus Plan.

       5         Opinion of Wolf, Block, Schorr and Solis-Cohen.

      23.1       Consent of Price Waterhouse LLP, independent accountants.


      23.2 Consent of Wolf, Block, Schorr and Solis-Cohen (contained in Exhibit 5).

      24 Power of Attorney (included on signature page in Part II of the Registration Statement).


Item 9.     Undertakings.
            ------------

            The undersigned Registrant hereby undertakes:

             1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.












                      SIGNATURES AND POWER OF ATTORNEY
                      --------------------------------


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Birmingham, New Jersey, on this 29th day of February, 1996.


                                SYBRON CHEMICALS INC.


                            By: /s/ Lawrence R. Hoffman
                                --------------------------------
                                 Lawrence R. Hoffman, Secretary








































            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence R. Hoffman, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the date indicated.

  Signature                     Title                         Date
  ---------                     -----                         -----


/s/ Richard M. Klein
---------------------------     Chairman of the Board         2/21/96
Richard M. Klein                of Directors, President
                                and Chief Executive
                                Officer (Principal
                                Executive Officer)

/s/ Jeffrey Albin
---------------------------     Executive Vice President-     2/21/96
Jeffrey Albin                   Finance, Chief Financial
                                Officer and Director


/s/ John H. Schroeder
---------------------------     Executive Vice President-     2/21/96
John H. Schroeder               Ion Exchange Products and
                                Director


/s/ Michael A. Delaney
---------------------------     Director                      2/21/96
Michael A. Delaney


/s/ Heinn F. Tomfohdre, III
---------------------------     Director                      2/21/96
Heinn F. Tomfohdre, III






                           SYBRON CHEMICALS INC.
                           EXECUTIVE BONUS PLAN


                     REGISTRATION STATEMENT ON FORM S-8


                               EXHIBIT INDEX



Exhibit No. Document
----------  --------

 4          Sybron Chemicals Inc. Executive Bonus Plan.

 5          Opinion of Wolf, Block, Schorr and Solis-Cohen.

23.1        Consent of Price Waterhouse L.L.P., independent accountants.

23.2        Consent of Wolf, Block, Schorr and Solis-Cohen
            (contained in Exhibit 5).

24 Power of Attorney (included on signature page in Part II of the Registration Statement).


            Each of the above listed Exhibits is filed herewith electronically.